EXHIBIT 10.6

OUT OF THE BLUE PRODUCTIONS, LLC.

9300 Wilshire Boulevard, Suite 508

Beverly Hills, California 90212

As of February 17, 2004

As Revised April 15, 2004

Five Timz Productions

c/o Daisy Wu/Jack Gilardi

International Creative Management

8942 Wilshire Boulevard

Beverly Hills, California 90211

Re:                               “CLOUD 9” (Working Title) (a/k/a “Out of the Blue”)

Five Timz Productions f/s/o D.L. Hughley as Performer

Ladies and Gentlemen:

The following will confirm the agreement between FIVE TIMZ PRODUCTIONS (“you”) and OUT OF THE BLUE PRODUCTIONS, LLC. (“we” or “us”) with respect to your furnishing to us the services of D.L. Hughley (the “Employee”) as herein provided:

1.                                       You agree to furnish to us the services of Artist upon all of the terms and conditions set forth in this letter agreement and in the agreement attached hereto as Exhibit “A” and incorporated herein by this reference (both of which shall together be referred to herein as the “Agreement”).

2.                                       Notwithstanding the fact that Exhibit “A” is drafted in the form of an agreement between Artist and us, it is understood and agreed that you are supplying Artist’s services to us and that we are utilizing said services in accordance with the terms and provisions of this Agreement.  In connection with the above-referenced motion picture, you hereby assign to us all of your rights in Artist’s services and the results and proceeds thereof (including all copyrights therein and all renewals and extensions thereof, if any), which shall be considered a work for hire.  We shall have all of the rights to Artist’s services and the results and proceeds thereof to the same extent as if we had employed Artist directly under Exhibit “A.”

3.                                       You hereby represent and warrant that (a) you are a duly organized and existing corporation and are presently in good standing under the law of the jurisdiction of your incorporation and all other jurisdictions in which you transact business, (b) you have a valid, binding and subsisting written agreement with Artist pursuant to which you are entitled to lend the exclusive services of Artist and all of the results and proceeds thereof which are or will be required under the Agreement, (c) you have the right to enter into the Agreement and to grant the rights, furnish the services and make the representations and warranties set forth herein, (d) you have not made and will not make any grant or assignment which will conflict with or impair the rights and privileges granted to us hereunder, and (e) you are a bona fide corporate business entity established for a valid business purpose within the meaning of the tax laws of the United States and not a mere sham, conduit or agent for Artist.  You further acknowledge that the foregoing representations and warranties will be relied upon by us for the purpose of determining whether or not it is necessary to make withholdings for U.S. Federal taxes from monies being paid to you hereunder, and you agree that if withholdings are not made from said payments, and if thereafter it is determined that such withholdings were legally required, you and Artist will indemnify, defend and hold us harmless from and against any and all losses, costs, damages and expenses relating thereto.

4.                                       On condition that neither Artist nor you is in material breach under this Agreement, we shall pay to you, and not to Artist, as full consideration for all services to be rendered and rights granted under this Agreement, all compensation payable to Artist under Exhibit “A.”  If said compensation is at least Six Thousand Dollars ($6,000) or such other minimum applicable amount as is specified in Section 3423 of the California Civil Code and Section 526 of the California Code of Civil Procedure, you agree to compensate Artist at the rate of not less than Six Thousand Dollars ($6,000) per annum or such other minimum applicable amount as is specified in Section 3423 of the California Civil Code and Section 526 of the California Code of Civil Procedure.  If California law shall be changed to provide for different minimum compensation as a prerequisite to obtaining injunctive relief, the references in the preceding sentence to Six Thousand Dollars ($6,000) or such other minimum applicable amount as is specified in Section 3423 of the California Civil

Code and Section 526 of the California Code of Civil Procedure shall be deemed to be references to such different minimum compensation.

5.                                       Subject to Paragraph 6 hereof, you hereby agree to discharge us from all obligations imposed on employers including, without limitation, the payment of Artist’s compensation, the withholding and payment of taxes, payments relating to unemployment compensation or insurance, FICA, workers’ compensation, and disability pensions, and the making of all payments required to be made under any applicable collective bargaining agreement by reason of Artist’s services rendered pursuant hereto.  You agree to defend, indemnify and hold us harmless from and against any and all judgments, liabilities, penalties, interest, damages, costs, expenses and attorneys’ fees which we may incur by reason of your failure to pay any compensation, tax, or other contribution required to be paid in respect of Artist’s services hereunder.

6.                                       We shall make all payments to pension, health or welfare funds required pursuant to any applicable collective bargaining agreement by reason of Artist’s services hereunder, provided, however, that (a) such payment shall not exceed the amounts which we would have been required to make had we employed Artist directly and (b) such payment shall not include Artist’s share of any such payment.

7.                                       In the event of a breach or anticipatory breach of this Agreement by you or by Artist, we shall be entitled to seek legal, equitable and other relief against you and/or against Artist in our discretion, and we shall have all rights and remedies against Artist which we would have had if Artist had been directly engaged by us.  We shall not be required first to resort to or exhaust any rights or remedies which we may have against you before exercising our rights and remedies against Artist.

8.                                       If you or your successors in interest should be dissolved, should cease to remain qualified to do business as a corporation for any reason, or should otherwise cease to exist, or for any reason whatsoever should fail, refuse or neglect to comply with the terms and conditions of this Agreement, Artist shall at our election be engaged directly by us for the balance of the term of this Agreement upon the terms and conditions contained in Exhibit “A.”

9.                                       Any and all notices to be given hereunder shall be given to the parties hereto at the address set forth above, provided that a copy of any notice to us shall be transmitted to us by mail, facsimile, or telegraph to Out of the Blue Productions, LLC, 9300 Wilshire Boulevard, Suite 508, Beverly Hills, California 90212, Attention:  Gray Frederickson, and Out of the Blue Productions, LLC, c/o Robert M. Angel, A Professional Corporation, 939 North Hill Avenue, Pasadena, California 91104, and to any other address which we may designate at a later time, and a courtesy copy of any notice to you will be sent to Hirsch Jackoway Tyerman Wertheimer Austen Mandelbaum & Morris, 1888 Century Park East, 18th Floor, Los Angeles, California 90067-1722, Attention:  David J. Matlof, Esq., Fax (310) 553-5036 (it being agreed that the inadvertent failure to send any such courtesy copy of a notice shall not be deemed a breach of this Agreement).  The date of mailing of any notice (whether sent by registered mail, with or without return receipt requested, certified mail, airmail and/or ordinary mail) or the date the notice is transmitted from the sender’s facsimile machine, or the date the notice is delivered to the telegraph office, as the case may be, shall be deemed the date of service of the notice.

10.                                 Notwithstanding that you are furnishing Artist’s services to us, for the purposes of any and all applicable Workers’ Compensation statutes, an employment relationship exists between Artist and us such that we are Artist’s special employer and you are Artist’s general employer (as the terms “Special Employer” and “General Employer” are understood for purposes of Workers’ Compensation statutes).  The rights and remedies, if any, of Artist and Artist’s heirs, executors, administrators, successors and assigns, against us and/or our officers, directors, agents, employees, successors, assigns or licenses, by reason of injury, illness, disability or death arising out of or occurring in the course of Artist’s rendition of services hereunder shall be governed by and limited to those provided under such Workers’ Compensation statutes, and neither we, nor our officers, directors, agents, employees, successors, assigns or licensees, shall have any other obligation or liability by reason of any such injury, illness, disability or death.  If the applicability of any Workers’ Compensation statutes to the engagement of Artist’s services hereunder is dependent upon, or affected by an election on the part of you or Artist, such election is hereby made by each of you in favor of such application.

11.                                 This Agreement shall be construed and enforced in accordance with the laws of the State of California.  You and we consent to the jurisdiction of the courts of the State of California and the courts of the United States located in the State of California in connection with any lawsuit arising out of or relating hereto.

Please indicate your agreement to the foregoing by signing in the space provided below.

2

Very truly yours,
OUT OF THE BLUE PRODUCTIONS, LLC.

		By:	/S/GRAY FREDERICKSON
ACCEPTED AND AGREED:

FIVE TIMZ PRODUCTIONS

By:	/S/D.L. HUGHLEY

Title: President & CEO

3

As of February 17, 2004

As Revised April 15, 2004

OUT OF THE BLUE PRODUCTIONS, LLC.

9300 Wilshire Boulevard, Suite 508

Beverly Hills, California 90212

Gentlemen:

I have read the attached letter agreement (the “Agreement”) dated as of February 17, 2004, as revised April 15, 2004, from you to Five Timz Productions (“Lender”) and, as an inducement to you to enter into the Agreement, I hereby represent, warrant and agree as follows:

1.                                       I am familiar with all of the terms and conditions of the Agreement and I hereby consent to the execution thereof.  I shall perform and comply with all of the terms, conditions and obligations of the Agreement as if I had executed it directly as an individual, even if the employment agreement between me and Lender should hereafter expired, terminate or be suspended.  I, as an individual, hereby join in and confirm all grants, representations, warranties and agreements made by Lender under the Agreement.

2.                                       Unless I am deemed substituted for Lender as a direct party to Exhibit “A” pursuant to paragraph 4 below, I shall look solely to Lender and not to you for the payment of compensation for my services and for the discharge of all other obligations of any employer with respect to my services under the Agreement.

3.                                       In the event of a breach or anticipatory breach of the Agreement by Lender or by me, you shall not be required first to resort to or exhaust any rights or remedies against Lender before exercising your rights and remedies against me.

4.                                       If Lender or its successors in interest should be dissolved or should otherwise cease to exist, or for any reason should fail, refuse or neglect to perform, observe or comply with the terms and conditions of the Agreement I shall, at your election, be deemed to be employed directly by you for the balance of the term of the Agreement upon the terms and conditions set forth in Exhibit “A”.

5.                                       If you shall serve Lender with any notices, demands or instruments relating to the Agreement, or to the rendition of my services thereunder, service upon Lender shall also constitute service upon me.

Very truly yours,

/S/D.L. HUGHLEY
D.L. HUGHLEY

EXHIBIT “A”

SAG MOTION PICTURE CONTRACT – WEEKLY PERFORMER

AGREEMENT made as of February 17, 2004, as revised April 15, 2004, between OUT OF THE BLUE PRODUCTIONS, LLC  (“Producer”), 9300 Wilshire Boulevard, Suite 508, Beverly Hills, California 90212, Attention:  Gray Frederickson, and D.L. HUGHLEY (“Artist”), c/o International Creative Management, 8942 Wilshire Boulevard, 5th Floor, Beverly Hills, California 90211, Attention:  Daisy Wu/Jack Gilardi (the “Agreement”).

Re:                               “CLOUD 9” (Working Title) (a/k/a “Out of the Blue”)

This will confirm the pay-or-play agreement (“Agreement”) between Producer and Artist with respect to the acting and related services of Artist in and in connection with the Picture, as follows:

A.                                 Conditions Precedent:  Notwithstanding anything to the contrary contained in this Agreement, Producer’s obligations under this Agreement are subject to the fulfillment of all of the following conditions (each, a “Condition Precedent” and collectively, “Conditions Precedent”):

I.                                         Artist’s providing Producer with all documents which may be required by any government agency or otherwise for Artist to render services hereunder for the full period during which such services may be required by Producer, including, without limitation, if applicable, a completed (to Producer’s satisfaction) INS Form I-9 (Employment Eligibility Verification Form), original documents establishing Artist’s employment eligibility and any and all other visas, work permits and other documents establishing Artist’s right to enter and work in the applicable jurisdiction(s);  and

II.                                     Artist’s qualifying for all insurance which Producer deems necessary (e.g., life, health, accident and/or cast insurance) at customary rates and subject only to customary exclusions and deductible amounts (if any), provided that Artist may pay any excess premiums and such condition shall be deemed satisfied as of the first day of Artist’s services during principal photography of the Picture.

1.                                       EMPLOYMENT:  Producer hereby employs Artist on a pay-or-play basis and Artist agrees to perform services as a performer in the role of “Tenspot” in the feature length theatrical motion picture currently entitled “CLOUD 9” (a/k/a “Out of the Blue”) (the “Picture”).  Picture principal photography is currently scheduled to commence on or about April 15, 2004.  The start date for Artist’s services is currently contemplated to be approximately April 19, 2004 (i.e., not earlier than April 12, 2004 and not later than April 26, 2004).  It is understood that Artist may be required to render preparatory services (including one [1] free wardrobe day and one [1] free rehearsal day) prior to the start date for Artist’s services.

2.                                       COMPENSATION

(a)                                  Upon condition that Artist faithfully performs all of the material terms and conditions of this Agreement in connection with the Picture, and subject to Producer’s usual and customary rights of suspension and/or termination in the event of Artist’s material breach or incapacity, or the occurrence of an event of force majeure for which all other cast members are likewise suspended or terminated, Producer shall pay Artist the sum of One Hundred Thousand Dollars ($100,000) (“Guaranteed Compensation”), which amount shall include payment for Artist’s services for [i] four (4) work or production weeks in the Los Angeles metropolitan area tentatively scheduled to commence approximately April 19, 2004 (i.e., not earlier than April 12, 2004 and not later than April 26, 2004), [ii] one (1) consecutive free week, and [iii] subject to Artist’s professional availability, three (3) non-consecutive looping, dubbing, retakes, added scenes and re-shooting days (collectively, “Guaranteed Period”).  Producer shall deposit the Guaranteed Compensation in an escrow account with Artist’s agents, International Creative Management, not later than the commencement of Artist’s services in principal photography in accordance with mutually approved escrow instructions, and the Guaranteed Compensation shall be payable from such escrow account on a weekly basis, as and when Artist renders services hereunder.  If Artist’s services are used in work days in excess of the Guaranteed Period for other than looping, dubbing, retakes, added scenes and re-shooting, Producer shall pay Artist additional compensation on a pro rata daily basis (based on four [4] five [5]-day weeks).  In addition to the Guaranteed Compensation, subject to Artist not being in material breach of Artist’s obligations hereunder and appearing recognizably in the Picture as initially released commercially, Artist shall be entitled to receive contingent compensation of two and one-half percent (2.5%) of one hundred percent (100%) of Producer’s share of net profits from the exploitation of the Picture, with no other participant in Producer’s net profits from the Picture to receive a more favorable definition of “net profits” and such definition to be negotiated in good faith within Producer’s customary parameters for artists of comparable stature in the motion picture industry to Artist.

(b)                                 To the extent permitted by the 2001 Screen Actors Guild Basic Agreement (“SAG Agreement”), including any applicable Schedule thereof, and on no less favorable a basis as is applicable to the other three (3) lead performers in the Picture, the Guaranteed Compensation shall constitute a pre-payment for all additional sums payable pursuant to the SAG Agreement (i.e., all meal penalties, forced calls, saga sells, reprises, “premium” days, etc.).  Behind-the-scenes footage, “making of” footage, and clips from the Picture and (subject to clearance from the owners thereof) from other motion pictures for which Artist has rendered services may be utilized in connection with such promotional films and trailers without additional compensation to Artist, provided that the use thereof shall be subject to Artist’s written approval which shall not be unreasonably withheld or delayed.  For each foreign television use, supplemental market use, or other use (other than theatrical exhibition) of the Picture which contains the results and proceeds of Artist’s services, Artist shall be paid the minimum additional compensation, if any, required by the SAG Agreement.

(c)                                  Artist warrants and represents that Artist is eligible to be employed in the United States in compliance with the Immigration Reform & Control Act of 1986.  As a condition precedent to Artist’s receipt of any payment hereunder, Artist will complete the required I-9 form and will present such form to Producer along with the requisite documentation, as specified in the form, that Artist may be lawfully employed.

3.                                       CREDIT:

(a)                                  Artist shall be accorded on a separate card in third star billing below the title in the main titles of the Picture if there are credits in the main titles (otherwise in the equivalent position in the end titles), with no member of the cast to receive a larger credit and no other performer to receive credit above the title.  Subject to the previous sentence, Producer shall determine the size, placement, nature and all other characteristics of such billing in Producer’s sole discretion.

(b)                                 Subject to customary exclusions, Artist shall be accorded billing of the same relative size and in the same position as hereinabove set forth in the billing block and in all paid print advertisements (other than group advertisements [i.e., where more than one (1) Picture is advertised] and special advertisements [such as congratulatory advertisements and advertisements relating to prizes, awards, or personal appearances]) issued under the control of and paid for by Producer in which any other performer receives credit in connection with the Picture.  Notwithstanding the foregoing, [1] Producer shall not be obligated to accord Artist billing in any paid advertisement in which no other cast member in the Picture is accorded billing, and [2] Producer shall use Artist’s name, photograph or likeness in any paid print advertisement or “excluded ad” if the name, photograph or likeness, as applicable, of any other member of the principal cast of the Picture appears in the applicable print advertisement or “excluded ad,” unless such excluded ad relates solely to the other cast member (such as a congratulatory ad or an ad relating to a personal appearance of such cast member).  The foregoing credit obligations shall apply to Producer’s use of Artist’s name (as opposed to Artist’s likeness) in the billing block of any advertisements, publicity (e.g., one-sheets), or home video packaging related to the Picture.

(c)                                  Producer shall have no obligation to accord Artist billing in trailers relating to the Picture, provided, however, that Producer shall have the right, exercisable in Producer’s sole discretion, to accord any such billing.

(d)                                 It is understood that the billing obligations set forth in this Paragraph 3 shall not be applicable if the results and proceeds of Artist’s services are not utilized in connection with the Picture.  Any inadvertent failure to comply with the billing requirements hereof shall not be deemed a breach of this Agreement; provided, however, that in the event of any failure or omission by Producer (or any third party) to accord proper credit, Producer shall, if Artist notifies Producer in writing of such failure or omission (specifying in such notice all information in Artist’s possession relative thereto), (i) exert its commercially reasonable best efforts to correct such failure or omission if such failure or omission relates to a credit accorded by Producer, it being understood that any such correction shall be made only on a prospective basis, and/or (ii) exert its commercially reasonable best efforts to notify any applicable third party of their failure or omission of such credit.  Producer shall use reasonable efforts to notify third parties of the credit provisions of this Agreement and to attempt to bind such third parties contractually to comply therewith.

4.                                       MANNER OF SERVICE:  Artist shall devote Artist’s best talents, efforts and abilities in connection with Artist’s services and shall render services in a competent, painstaking, artistic, timely and professional manner.  Artist shall render all services under Producer’s supervision, direction and control.  Artist shall comply promptly and faithfully with all of Producer’s instructions, directions, requests, rules and regulations.  If and when Producer requests, Artist shall report for wardrobe fittings, photo sessions, hairdressing, make-up, production conferences and the making of stills.  Without limiting the foregoing, Artist shall be available for a photography session at Producer’s designated photo gallery before, during, or after production, for up to five (5) in-person interviews and two (2) half-days of telephone interviews before, during, or after production, as arranged by Producer’s press and publicity representatives subject to the approval of Artist (which approval shall not be unreasonably withheld or delayed) and to Artist’s professional availability.

5.                                       DRESSING FACILITY; CELLULAR TELEPHONE; LOCAL TRANSPORTATION; WARDROBE:  While Artist is rendering services in connection with the Picture, Producer shall provide Artist with (a) a dressing facility which will be not less than one-third (1/3) of a three banger and no less favorable than the dressing facility accorded to other cast members receiving a dressing facility in a three banger or comparable or smaller dressing facility, (b) a cellular telephone for Artist’s exclusive use, and (c) reasonable first class local transportation to and from Artist’s residence and the Picture locations which shall be no less favorable than the local transportation furnished to any other cast member receiving local transportation in connection with the Picture.  Inasmuch as all locations to be used for the Picture will be in the Los Angeles area, there will be no air transportation, hotel accommodations or per diem required for Artist’s services, but if a distant location is utilized which is more than fifty (50) miles from Los Angeles, Producer and Artist shall negotiate in good faith with respect to any necessary travel, accommodations and per diem applicable to any such distant location.  Producer shall supply “character” or “period” costumes, modern wardrobe and wearing apparel reasonably necessary for the portrayal of Artist’s part.

6.                                       OWNERSHIP RIGHTS AND RIGHTS TO EDIT:  Artist grants to Producer perpetually and exclusively all rights of any kind and character whatsoever in and to services and performances under this Agreement and in and to the results and proceeds of those services and performances in connection with the Picture only.  Producer shall have the perpetual and exclusive right to reproduce and license others to reproduce, exhibit and/or distribute by any methods or combination of methods, any part or all of Artist’s acts, poses, appearances and voice in the Picture.  Artist agrees that Artist shall have no right, title or interest in or to the Picture or any material contained in the Picture, including without limitation the title, format and dialogue, regardless of any contributions made by Artist.  Any material written or created by Artist for Producer shall be considered a work made for hire.  Artist waives all moral rights of authors (droit moral) which the laws of any jurisdiction may now or later recognize, and the Picture may be edited, cut, modified and lengthened from time to time as its licensees and/or assignees elect.  Furthermore, subject to affording Artist the first opportunity to dub Artist’s performance in the English language on a minimum of two (2) weeks advance notice, Producer may “dub” Artist’s voice and/or use a double instead of Artist as and when Producer may elect to the extent permitted by the SAG Agreement.

7.                                       EXCERPTS; TRAILERS:  Producer may require Artist to perform in trailers for the Picture during principal photography and may utilize film clips or sound track of Artist’s services in the Picture in trailers in perpetuity to promote the Picture, and Artist shall not be entitled to any additional compensation therefor.

8.                                       EXHIBITION RIGHTS:  Producer shall have the unlimited, perpetual right throughout the world to exhibit the Picture in whole or in part in theaters, on television, in supplemental markets (as defined in the SAG Agreement), on the Internet, and by any and all other methods now known or discovered in the future, subject to the terms and conditions of this Agreement and of the SAG Agreement.  Without limiting the foregoing, Producer may make and use and authorize others to use the Picture for audition, file, and reference purposes, and for audience previews and other screenings.

9.                                       NAME, BIOGRAPHY AND LIKENESS:

(a)                                  Artist grants to Producer the exclusive perpetual right to use and to license the use of Artist’s name and likeness (subject to Paragraph 9(b) below) in connection with the Picture and in the advertising, promotion, publicity or other exploitation thereof by any means now or hereafter known, provided, however, that in no event shall Artist’s name and likeness be used as a direct endorsement by Artist of any product or service without Artist’s prior written consent.

(b)                                 Artist shall be entitled to approve the still photographs and likenesses of Artist used in the advertising and publicity materials (or any other permitted uses of photographs and likenesses) issued by or under the control of Producer in accordance with and subject to the following:

[1]                                  Still Approval.  Producer shall submit to Artist a reasonable number of still photographs (“Stills”)  (which may be on “proof” or “contact’’ sheets) which Producer intends to use in connection with the advertising and/or publicity for the Picture.  Artist shall approve at least fifty percent (50%) of the Stills within five (5) business days after Artist’s receipt thereof, or such shorter period (but not less than forty-eight [48] hours) as Producer may require due to marketing exigencies.  Artist’s failure to notify Producer of Artist’s disapproval of any Stills received by Artist within such five (5) business day (or shorter, if applicable) period shall be deemed to constitute Artist’s approval of the Stills submitted; provided, however, that if Artist approves fewer than fifty percent (50%) of the Stills so submitted, Producer may only deem approved by Artist such number of Stills as equal the difference between fifty percent (50%) and the percentage of Stills from such submission actually approved by Artist.

[2]                                  Likeness Approval.  Artist shall have the right to approve one hundred percent (100%) of all non-photographic likenesses of Artist for use in connection with Producer’s advertising and/or exploitation of the Picture.  If Artist disapproves a non-photographic likeness, then Artist will advise Producer of Artist’s specific objections to the disapproved non-photographic likeness within five (5) business days after submission thereof (or such shorter time period as Producer may require due to marketing exigencies, but not less than forty-eight [48] hours). Artist’s failure to notify Producer of Artist’s disapproval of any non-photographic likenesses received by Artist within such five (5) business day (or shorter, if applicable) period shall be deemed to constitute Artist’s approval of the non-photographic likenesses submitted.  If Artist disapproves a non-photographic likeness, Artist shall specify precisely which elements of Artist’s physical appearance (for example, nose, hair and eyes, as opposed to position or dimension) as presented in the non-photographic likeness Artist disapproves.  Producer shall thereafter continue to submit to Artist corrected likenesses and Artist shall approve or disapprove same (but strictly in accordance with the foregoing provisions of this Paragraph 9(b)[2]) until Artist approves such likeness; provided, however, that if due to Producer’s marketing exigencies and deadlines Producer does not have time to continue such resubmission process, then provided Artist has had at least two (2) opportunities to specify which elements of the likeness Artist disapproves and Producer has revised the likeness to correct such elements at least two (2) times, then upon such correction, such non-photographic likeness shall be deemed approved.  Once Artist approves or is deemed to have approved any non-photographic likenesses, it shall be deemed approved for all purposes in connection with the exploitation of the Picture (except purposes expressly prohibited by this Agreement).

(c)                                  The use of Artist’s name and/or likeness in connection with merchandising, commercial tie-ins or tie-ups, or soundtrack shall be subject to Artist’s written approval (which shall not be unreasonably withheld or delayed) in each instance.  Producer agrees not to utilize Artist’s name or likeness in connection with merchandising or commercial tie-ins without Artist’s consent, it being agreed, however, that Artist consents to the use of Artist’s name in the billing block.  If any use of Artist’s name and likeness is in connection with any merchandising or commercial tie-in or tie-up activities or the soundtrack, Producer shall pay to Artist five percent (5%) of one hundred percent (100%) of any money or financial consideration (after deducting Producer’s expenses in connection therewith) which Producer or any parent, subsidiary, or officer of Producer derives from such use.  No royalty will be payable solely as a result of Artist’s name appearing in a list of cast credits in a billing block on any merchandising or commercial tie-ins or tie-ups.

(d)                                 Biography: Not later than thirty (10) days after commencement of Artist’s services hereunder, Artist shall provide Producer with an approved biography for the use by Producer and its licensees, successors and assigns in connection with credits, advertising, publicity and exploitational material relating to the Picture and Artist’s services therein, provided that this shall not limit Producer’s right to refer to Artist’s prior entertainment industry credits.  If Artist does not provide such biography in a timely manner after a written request from Producer, Producer may utilize its own biography of Artist.

10.                                 ASSIGNMENT AND LOANOUT OF SERVICES:  Producer may assign this Agreement in whole or in part to any person, firm, or corporation, provided, however, that no such assignment shall relieve Producer of any of its obligations hereunder.  Artist may not assign this Agreement or any of Artist’s rights and/or obligations hereunder.  At any time and from time to time Producer may lend Artist’s services hereunder to any person, firm, or corporation.

11.                                 PAY OR PLAY:  Producer shall not be obligated to produce, exhibit, distribute, broadcast or exploit the Picture or to utilize any rights granted by Artist to Producer or any materials furnished by Artist.  If Producer elects not to utilize Artist’s services or to exhibit, distribute, or broadcast the Picture, Producer shall have the right to discharge its obligations completely by paying Artist the Guaranteed Compensation provided for in this Agreement.

12.                                 MAIL:  Any mail addressed to Artist will be forwarded to Artist at the address stated on the first page of this Agreement.

13.                                 RELIEF; REMEDIES:  Artist agrees that the services to be furnished by Artist, and the rights and privileges granted to Producer under this Agreement, are of a special, unique, unusual, extraordinary and intellectual character which gives them a peculiar value, the loss of which cannot reasonably or adequately be compensated for in damages at an action in law, and that Artist’s failure to perform Artist’s obligations under this Agreement will cause Producer irreparable injury and damage.  Artist, therefore, agrees that Producer shall be entitled, as a matter of right, to injunctive relief against Artist to prevent Artist from furnishing the same or similar services and/or granting similar and/or conflicting rights to others.  If Artist breaches any of Artist’s representations, warranties or agreements under this Agreement and does not cure such breach within forty-eight hours (48) hours after notice thereof, Producer may terminate and/or suspend this Agreement.  If this Agreement is suspended pursuant to this Paragraph 13, it will remain in full force and effect, except that Artist’s services will be postponed to a date selected by Producer and Artist will not be entitled to any compensation during any such suspension.  This Agreement may be terminated during any such suspension.  Producer’s rights and remedies under this Agreement shall be cumulative, and the exercise by Producer of one or more of the rights or remedies shall not preclude the exercise by Producer of any other right or remedy under this Agreement, at law or in equity.

14.                                 ARTIST’S DISABILITY:  Producer shall have the right to suspend and/or terminate this Agreement by giving Artist notice of suspension and/or termination if during production Artist suffers any mental or physical disability, any material alteration in Artist’s facial or physical appearance, or any impairment of Artist’s voice which, in Producer’s reasonable opinion, interferes with the proper performance of any or all of Artist’s obligations under this Agreement, or Artist or Producer receives or a restraining order or injunction with respect to an actual or alleged contract or commitment of Artist.  If this Agreement is suspended under this Paragraph 14, Producer will have the rights with regard to suspension stated under Paragraph 13 above.

15.                                 FORCE MAJEURE:  If the production of the Picture is prevented, suspended, postponed or discontinued by reason of a governmental regulation or order, strike, war, civil unrest, fire, earthquake or similar act of God or by the failure or refusal of a cast member or of the director to perform, or by any other cause of a similar or dissimilar nature beyond the control of Producer (“Force Majeure”), Producer shall have the exclusive right, subject to the SAG Agreement, to suspend or terminate Artist’s employment at any time during the continuation of such condition, and further, Producer shall have the exclusive right to extend the Guaranteed Period for a period of time equal to the continuation of such Force Majeure condition.  Producer shall not selectively suspend or terminate Artist for a Force Majeure event.  If a suspension of Artist for Force Majeure continues for a minimum of eight (8) weeks, Artist may terminate this Agreement by written notice to Producer unless Producer reinstates Artist with pay within one (1) week after receipt of such proposed termination notice from Artist.

16.                                 WARRANTIES:  Artist agrees, represents, and warrants that:  Artist has the right to enter into this Agreement and to grant the rights granted to Producer; Artist neither has nor will make any contractual or other commitments which would conflict or interfere with the rights granted Producer; Artist is a member of and will remain a member of the Screen Actors Guild; and if Artist provides any ideas, creations, literary, musical or artistic material (collectively and individually referred to as “artistic material”), the artistic material will be Artist’s own and original creation except for matters in the public domain and the use of the artistic material will not infringe upon or violate any rights of any kind or nature whatsoever of any person or entity.  Producer represents and warrants that Producer is a signatory to the SAG Agreement.

17.                                 CONSULTATION REGARDING OTHER PERSONNEL:  Producer shall meaningfully consult with Artist regarding the engagement of hairdresser, makeup artist and wardrobe personnel for Artist and Artist’s stand-in to be utilized for the Picture, and use good faith efforts to attempt to incorporate Artist’s input with regard to such personnel within the time limits of pre-production exigencies and the parameters of the Picture budget; provided, however, in the event of any disagreement with respect to the subject matter of such consultations, Producer’s determination shall be final and controlling and no casual, inadvertent or unintentional failure by Producer to consult with Artist hereunder (by reason of shortage of time or otherwise) will be deemed to be a breach of this Agreement by Producer.  Artist acknowledges that such consultations have occurred and, notwithstanding the foregoing, Producer shall have all business controls in connection with the development, production and exploitation of the PIcture.

18.                                 INDEMNITIES:  Artist agrees to indemnify and hold harmless Producer, distributor of the Picture (the “distributor”), the distributor’s parent and subsidiary companies, and the officers, directors, attorneys, agents and employees of each from and against any and all claims, damages, liabilities, costs and expenses, including, but not limited to, reasonable attorneys’ fees arising out of (a) any breach of any representation, warranty or agreement made by Artist in this Agreement; (b) the use or dissemination of any materials furnished by Artist, and/or (c) any acts done or words spoken by Artist in connection with the production, rehearsal, recording or broadcasting of the Picture, other than acts done or words spoken by Artist at Producer’s direction.  Producer’s approval of material supplied by Artist shall not constitute a waiver of this indemnity.  Producer will indemnify and hold Artist harmless from and against any and all claims, damages, liabilities, costs and expenses, including reasonable attorneys’ fees arising out of the use of any materials that Producer or its employees supplies to Artist in the Picture, and the development, production and exploitation of the Picture.  The indemnitee shall give the indemnitor prompt written notice of any claim or lawsuit to which the indemnification agreement in this Paragraph 18 relates.  The indemnitee shall have the right to participate in the defense and/or settlement of any lawsuit and/or claim for which indemnitee is being indemnified.  If the indemnitee settles any claim, demand or action for which indemnity is provided, without the prior written consent of the indemnitor, the indemnitor shall be released from any and all liability under the indemnity.  When Artist’s indemnity of Producer applies, Producer may elect to employ Producer’s own attorney(s) instead of using the services of Artist’s attorney(s) but Artist’s indemnity shall still apply.

19.                                 PUBLICITY:  Artist shall not authorize the publishing of, or furnish material relating to the Picture, or Artist’s services in connection with the Picture, without the prior written consent of Producer.

20.                                 UNION COMPLIANCE:  The SAG Agreement shall govern the terms and conditions of Artist’s services.  If there is any inconsistency between this Agreement and the SAG Agreement, the SAG Agreement shall prevail and this Agreement shall be deemed modified to the minimum extent necessary to resolve the conflict and shall continue in full force and effect.  Producer shall be entitled to the maximum rights, privileges, and benefits conferred upon or permitted to Producer under the SAG Agreement for the minimum payments required, except as otherwise specifically provided in this Agreement.

21.                                 ARBITRATION OF DISPUTES:  If any dispute or controversy arises between the parties hereto with reference to this Agreement, or the employment herein provided for, such dispute or controversy shall be settled and determined by conciliation and arbitration in accordance with the conciliation and arbitration provisions of the SAG Agreement, and such provisions are hereby referred to and by such reference incorporated herein and made a part of this Agreement with the same effect as though the same were set forth herein in detail.

22.                                 PERSONAL APPEARANCES:  When Producer so requests, and subject to Artist’s availability, Artist shall make personal appearances at such places and on such occasions as Producer or the distributor of the Picture may determine in connection with the Picture, including without limitation promotional activities, interviews, and television guest appearances.  Artist shall be provided with reasonable first class travel (if used and if available) if necessary in connection with any such personal appearance and all out-of-pocket expenses reasonably incurred in connection with such appearances.

23.                                 ENFORCEABILITY OF CONTRACT:  If a court or other tribunal having jurisdiction determines any provision of this Agreement to be void or unenforceable, the provision in question shall in no way affect any other provision of this Agreement, and this Agreement shall continue in full force and effect.  Neither the expiration of this Agreement nor any termination or suspension of it shall relieve Artist of Artist’s obligations with respect to any representation, warranty or indemnification agreement made under this Agreement.  No waiver by any party to this Agreement of a breach of any obligation imposed by this Agreement or of a breach of any representation or warranty made under this Agreement shall be deemed to be a waiver of any preceding or succeeding breach of the same or of a different obligation, representation or warranty.  Failure on the part of any party to complain of any failure to act of the other party or to declare the other party in default, irrespective of how long the failure continues, shall not constitute a waiver by the party of its rights under this Agreement.

24.                                 INSURANCE:  Producer may secure life, health, accident, cast or other insurance covering Artist, or Artist and others, and Artist shall have no right, title or interest in or to such insurance.  As soon as possible after Artist’s execution of this Agreement, Artist shall submit to usual and customary medical examinations for Producer’s insurance purposes (including, without limitation, self-insurance) and will sign such applications and/or other documents reasonably required.  Artist may have Artist’s own physician present at any such examination at Artist’s own expense.  Prior to commencement of principal photography Producer may terminate this Agreement without any further obligation or liability of any kind to Artist (other than payment to Artist of any unpaid compensation under this Agreement which has, as of the date of such termination, accrued and been earned by Artist in accordance with the terms and conditions of this Agreement) if: (i) any such examination establishes a substantial doubt as to Artist’s physical ability to perform and/or complete Artist’s services hereunder; or (ii) if cast insurance covering Artist cannot be obtained for normal premiums and without exclusions (other than minor and customary exclusions), provided, however, that if Artist pays the amount of the excess premiums above the customary premiums for cast insurance, Producer will not terminate Artist for failure to qualify for customary cast insurance premiums.  From the date two (2) weeks before the scheduled start date of principal photography until completion of all services required of Artist hereunder, Artist will not ride in any aircraft, other than as a passenger on a scheduled flight of a United States or major international air carrier maintaining regularly published schedules, or engage in any extrahazardous activity without Producer’s written consent in each case.  Artist shall be covered under Producer’s policies of errors and omissions and general liability insurance (if any) for the Picture, subject to all of the terms and limitations set forth in such policies; provided, however, that Producer shall have no obligation to obtain or maintain any such policy or policies.

25.                                 NOTICES:  All notices which Producer is required or may desire to serve upon Artist in connection with this Agreement may be served by delivering the notice to Artist personally in writing or orally or by sending the notice to Artist by mail, facsimile or telegraph addressed to Artist at the address specified above, with a courtesy copy to Hirsch Jackoway Tyerman Wertheimer Austen Mandelbaum & Morris, 1888 Century Park East, 18th Floor, Los Angeles, California 90067-1722, Attention:  David J. Matlof, Esq., Fax (310) 553-5036 (it being agreed that the inadvertent failure to send any such courtesy copy of a notice shall not be deemed a breach of this Agreement), or at any other address which Artist has designated in writing.  Artist may serve any notice which Artist may be required or may desire to serve upon Producer by sending the notice to Producer at the address above or at any other address which Producer has designated in writing.  The date of mailing of any notice (whether sent by registered mail, with or without return receipt requested, certified mail, air mail or ordinary mail) or the date the notice is deposited for transmission by facsimile or telegraph, as the case may be, shall be deemed the date of service of the notice.

26.                                 HEADINGS:  The headings of this Agreement are merely for convenience and shall have no legal effect or significance.

27.                                 GOVERNING LAW; COMPLETE UNDERSTANDING:  This Agreement shall be construed and enforced in accordance with the laws of the State of California applicable to agreements made and to be performed wholly within the State of California regardless of where performance of this Agreement may occur.  This Agreement sets forth the complete understanding between Artist and Producer with respect to the subject matter hereof, and all prior agreements, whether written or oral, have been merged in this Agreement.  This Agreement may only be modified by a written instrument which the party to be charged has signed.  Artist acknowledges that neither Producer nor any of its agents, employees or representatives has made any representations or promises which are not expressly contained in this Agreement.

ACCEPTED AND AGREED:

OUT OF THE BLUE PRODUCTIONS, LLC.

/S/D.L. HUGHLEY	By:	/S/GRAY FREDERICKSON

D.L. HUGHLEY

Its: